SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                    Under the
                             Securities Act of 1933


                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                   ------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Utah                                        87-0421089
--------------------------------------------------------------------------------
  (State or Other Jurisdiction of                      (I.R.S. Employer
   Incorporation or Organization)                      Identification No.)


       907 West Fifth Street, Suite 203               Austin, Texas 78703
       ------------------------------------------------------------------
      (Address of Principal Executive Offices)                  (Zip Code)


                      Edward M. Bradfield Service Agreement
                      -------------------------------------
                            (Full Title of the Plan)


  Paul A. Rush, CEO,  American Absorbents Natural Products, Inc., 907 West Fifth
  ------------------------------------------------------------------------------
                      Street, Suite 203 Austin, Texas 78703
                      -------------------------------------
                     (Name and Address of Agent For Service)


                                  512-343-2620
                                  ------------
          (Telephone Number, Including Area Code, of Agent For Service)


If  any  of  the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment  plans,  check  the  following  Box:   (X)


                       CALCULATION  OF  REGISTRATION  FEE
--------------------------------------------------------------------------------
                                Proposed       Proposed
Title of                        Maximum        Maximum
Securities       Amount         Offering       Aggregate        Amount of
to be             to be          Price         Offering        Registration
Registered     Registered      Per Share        Price              Fee
--------------------------------------------------------------------------------

Common            180,000     $     1.00     $  180,000     $       45.00
--------------------------------------------------------------------------------

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM  3  -  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents are incorporated by reference into this Registration Statement, and made a part hereof:

     (a) The Company's latest annual report, for the fiscal year ended January 31, 2001;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of such fiscal year;

     (c) The description of the class of securities being registered is incorporated in Form 8-A of the Securities Exchange Act of 1934 filed by the Company in January 1994.

ITEM  4  -  DESCRIPTION  OF  SECURITIES.

Not  Applicable.

ITEM  5  -  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  Applicable.

ITEM  6  -  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Utah law expressly authorizes a Utah corporation to indemnify its directors, officers, employees, fiduciaries, and agents against liabilities arising out of such persons' conduct as directors, officers, employees, fiduciaries, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation a written affirmation of his good faith belief that he has met the requirements for indemnification and furnishes to the corporation a written undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification or advance expenses, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors or committee members present at a meeting; by special legal counsel; or by a majority of the shareholders holding qualified shares voted at a meeting of the shareholders. A corporation may also purchase and maintain liability insurance on behalf of such persons. ArticleVI of the Company's Restated Articles of Incorporation provides that the corporation shall indemnify its directors, officers, employees, fiduciaries, and agents to the full extent permitted by the laws of the State of Utah. Article V of the Company's Bylaws also provides for the indemnification of such persons. Also, the Company does not maintain any liability insurance on behalf of any directors, officers, or other persons affiliated with the Company.

ITEM  7  -  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  Applicable.

ITEM  8  -  EXHIBITS.

See  -  Exhibits  and  Exhibit  Index  following  the  Signature  Page  hereof.

ITEM  9  -  UNDERTAKINGS.

The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and,

          (iii)include any additional or changed material information with respect to the plan of distribution.

Except that, subparagraphs (i) and (ii) of this paragraph do not apply provided that the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered herein, and shall treat the offering of such securities at that time as the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by such director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July10, 2001.


                                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                                   ------------------------------------------
                                                  (Registrant)

                                   By  /s/  Paul  A.  Rush                  .
                                     ----------------------------------------
                                     Paul  A.  Rush,  CEO


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                       Title                       Date
         ---------                       -----                       ----


  /s/ Paul  A.  Rush            Chairman,  Chief  Executive       July 10, 2001
----------------------------    Officer, Director
Paul  A. Rush


  /s/ Myron  E.  Sappington     Chief  Financial  Officer,        July 10, 2001
----------------------------    Principal Accounting Officer,
Myron  E.  Sappington           Executive Vice  President,
                                Treasurer

  /s/  Robert  Bitterli         Director                          July 10, 2001
------------------------------
Robert  Bitterli


                                Director                         July ____, 2001
------------------------------
Kenneth  W.  Anderson


  /s/  Russell  A.  Grigsby     Director                          July 12, 2001
------------------------------
Russell  A.  Grigsby


  /s/  Jim  L.  Peterson        Director                          July 12, 2001
------------------------------
Jim  L.  Peterson


                                Director                         July ____, 2001
------------------------------
Goodhue  W.  Smith,  III


                                Director                         July ____, 2001
------------------------------
Roy  D.  Terracina

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8



                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                   ------------------------------------------

                                  EXHIBIT INDEX
                                  -------------


   EXHIBIT  NO.                    DESCRIPTION                   PAGE NO.
   -----------                     -----------                   --------

        5                      Opinion re: Legality                7-8

       24                      Consents of experts  and            9-10
                               counsel

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